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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 29, 2002

UBIQUITEL INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909

(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)
ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA 19428
(Address of principal executive office) (Zip code)
Registrant's telephone number, including area code: (610) 832-3311
Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On October 29, 2002, UbiquiTel Inc. (the "Registrant") announced its operating and financial results for the third quarter ended September 30, 2002 in the following press release:

FOR IMMEDIATE RELEASE	CONTACT:
Karen Pisciotta or John Nesbett Lippert/Heilshorn & Associates (212) 838-3777 or
Dava Guerin Guerin Public Relations, Inc. (215) 914-2040 or (215) 262-0740 (wireless) or
Brighid de Garay UbiquiTel Inc. (610) 832-3311

UBIQUITEL ANNOUNCES THIRD QUARTER 2002 RESULTS; ADDS 18,800 NET SUBSCRIBERS AND REVENUES OF $60.5 MILLION

Quality of base continues to improve as 86% of growth was in prime credit classes

        CONSHOHOCKEN, Pa.—October 29, 2002—UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint, announced solid financial and operating results for the third fiscal quarter ended September 30, 2002, reflecting progress in the company's growth and improvement in the quality of its subscriber base.

Highlights for the 3rd Quarter 2002:

  •
  Net adds for the quarter were approximately 18,800 prior to a one-time adjustment. Approximately 1,980 non-revenue generating subscribers were written-off during the quarter as part of the subscriber validation tests performed while implementing a new subscriber reporting system, bringing the subscriber base to 234,600 at the end of the third quarter.

  •
  Total revenues were $60.5 million in the third quarter of 2002, comprised of $39.6 million of subscriber revenues, $19.3 million of roaming revenues and $1.6 million of equipment revenues. Subscriber revenues increased 9% compared to the second quarter of 2002 and 148% over the third quarter of 2001. Roaming revenues grew 26% sequentially and 62% over the same period a year ago.

  •
  ARPU remained flat from the second quarter at $58 while decreasing $3 from the third quarter of 2001.

  •
  UbiquiTel expects to improve its cash liquidity in 2003 with a federal tax refund of over $6.0 million. The company will restate its financial statements for the periods ended March 31, 2002 and June 30, 2002 to properly reflect the timing of recognizing the tax benefit.

        "UbiquiTel continued to build on sales productivity during the third quarter while maintaining the deposit requirement for all sub-prime credit classes," stated Donald A. Harris, chairman and CEO of UbiquiTel. "Our ability to increase gross subscriber additions 17% sequentially, in a challenging operating environment, is a validation of our strategy built around construction of a top quality network, excellent customer service at point of sale and a nationally recognized brand name."

        "We continue to improve the quality of our subscriber base with the quarter ending with 67% in prime credit classes, 13% in sub-prime credit classes with a deposit and only 20% in sub-prime credit classes without deposits. We expect the enhanced quality of our customer base to positively impact churn and bad debt in future periods," continued Mr. Harris.

        Net loss before interest, taxes, depreciation, amortization and non-cash stock compensation (EBITDA) was $(8.0) million compared to $(9.8) million for the second quarter of 2002 and $(12.7) million for the third quarter of 2001. Pre-marketing EBITDA grew 65% from the second quarter of 2002 to $14.7 million. Cost per gross add was $474 compared to $456 in the second quarter of 2002 and $387 in the third quarter of 2001. Third quarter results were positively impacted by a $0.3 million partial reversal to the reserve previously recorded in the second quarter of 2002 regarding access charges from long distance carriers.

        For the nine months ended September 30, 2002, UbiquiTel recognized an income tax benefit of $8.7 million of which $2.9 million has been recognized in the third quarter 2002 and $5.8 million will be recognized in the first and second quarters of 2002 through restatement of the company's financial statements for such periods. $6.3 million of the tax benefit is expected to be monetized in the first half of 2003 as the company expects to carryback 2002 net operating losses from its wholly owned VIA Holding subsidiary to realize a federal income tax refund for taxes that had been previously paid by one of the acquired VIA Wireless member companies. The remaining $2.4 million tax benefit was due to consolidated net operating losses that have reduced the deferred tax liability on the company's balance sheet. The restatement was the result of inadvertent errors. The restated statements of operations for the periods ended March 31, 2002 and June 30, 2002 are attached and will be incorporated into Forms 10-Q/A to be filed with the Securities and Exchange Commission.

        The net loss for the third quarter of 2002 was $(30.5) million, or $(0.38) per share, compared to a net loss in the second quarter of 2002 of $(31.1) million, as restated, or $(0.38) per share, as restated, and in the third quarter of 2001 of $(29.6) million, or $(0.40) per share.

        Capital expenditures during the third quarter of 2002 were $7.0 million. At September 30, 2002, UbiquiTel had cash, cash equivalents and restricted cash of $81.6 million, and an unused bank revolving line of credit of $55.0 million.

Pro Forma Results

        The amounts described above for the third quarter of 2001 do not include results for VIA Wireless, a PCS Affiliate of Sprint that UbiquiTel acquired on August 13, 2001, for the period from July 1, 2001 through August 12, 2001. On a combined basis, assuming the acquisition had occurred on January 1, 2001, total revenues for the three months ended September 30, 2001 would have been $37.3 million, comprised of $20.7 million of subscriber revenues, $13.3 million of roaming revenues and $3.3 million of equipment revenues. Combined ARPU would have been approximately $62 and net subscriber additions would have been approximately 46,000. Net loss before interest, taxes, depreciation, amortization and non-cash stock compensation (EBITDA) would have been $16.5 million on a combined basis. The net loss for the three months ended September 30, 2001 would have totaled $(36.0) million, or $(0.44) per share, on a combined basis.

Conference Call to be held October 30th at 8:30 a.m. ET

        UbiquiTel has scheduled a conference call for 8:30 a.m. ET on Wednesday, October 30th to discuss its results for the three months ended September 30, 2002 and provide guidance for the fourth quarter of 2002. Investors and interested parties may listen to the call by a live webcast accessible through the company's web site, www.ubiquitelpcs.com. To listen, register and download audio software at the site at least 15 minutes prior to the start time. The webcast will be available on the site for approximately three months, while a telephone replay of the call will be available for 7 days beginning at 11:30 a.m. ET, October 30th, at 888-266-2081 (U.S.) or 703-925-2533 (International), reservation number 6246242.

About UbiquiTel Inc.

        UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 11.1 million residents and cover portions of California, Nevada, Washington, Idaho, Montana, Wyoming, Utah, Indiana and Kentucky.

Definitions of Terms Used

        ARPU—Average Revenue Per User: Summarizes the average monthly service revenue per customer, excluding roaming revenue. ARPU is computed by dividing subscriber revenue by the average subscribers for the period.

        CPGA—Cost Per Gross Add: Summarizes the one time cost per customer gross addition. CPGA is computed by dividing the sum of sales and marketing expenses plus cost of goods sold less equipment revenue, by the number of customer gross additions acquired during the period.

        Pre-marketing EBITDA: Computed by subtracting depreciation and amortization, non-cash compensation expense, selling and marketing, and cost of products sold from operating loss, then adding revenue from sale of handsets to operating loss.

        Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel's forward-looking statements, including the following factors: The marketability, liquidity and price volatility of UbiquiTel's common stock; UbiquiTel's dependence on its affiliation with Sprint PCS; the competitiveness of and changes in Sprint's pricing plans, products and services; increased competition in UbiquiTel's markets; the potential to experience a high rate of customer turnover; Sprint PCS' credit policies; customer quality; changes in Sprint's fee structure with UbiquiTel; the ability of Sprint PCS to provide back office, customer care and other services; anticipated future losses; adequacy of bad debt and other reserves; UbiquiTel's debt level; rates of penetration in the wireless industry; UbiquiTel's ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; and general market and economic conditions. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel's forward-looking statements are included in UbiquiTel's filings with the Securities and Exchange Commission ("SEC"), specifically in the "Business-Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002, and in subsequent filings with the SEC.

-Financial Tables Follow-

UbiquiTel Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data)

	September 30, 2002	December 31, 2001
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$77,601	$124,744
Restricted cash	4,026	5,183
Accounts receivable, net of allowance for doubtful accounts of $4,028 at September 30, 2002 and $4,244 at December 31, 2001	17,857	15,951
Inventory	3,038	4,691
Prepaid expenses and other assets	21,863	9,855

Total current assets	124,385	160,424
PROPERTY AND EQUIPMENT, NET	281,800	260,957
CONSTRUCTION IN PROGRESS	10,392	17,029
DEFERRED FINANCING COSTS, NET	13,228	13,496
INTANGIBLE ASSETS, NET	118,944	133,054
OTHER LONG-TERM ASSETS	4,026	3,470

Total assets	$552,775	$588,430

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$48,693	$43,288
Accrued interest	2,050	1,942
Current installments of capital lease obligations	747	821

Total current liabilities	51,490	46,051
LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations	449,526	398,848
Other long-term liabilities	4,201	5,023

Total long-term liabilities	453,727	403,871

Total liabilities	505,217	449,922

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.001; 10,000 shares authorized; 0 shares issued and outstanding at September 30, 2002 and December 31, 2001	—	—
Common stock, par value $0.0005; 240,000 shares authorized; 81,232 and 81,116 shares issued and outstanding at September 30, 2002 and December 31, 2001, respectively	41	41
Additional paid-in-capital	295,099	294,748
Accumulated deficit	(247,582)	(156,281)

Total stockholders' equity	47,558	138,508

Total liabilities and stockholders' equity	$552,775	$588,430

UbiquiTel Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
REVENUES:
Service revenues	$58,901	$27,907	$154,257	$43,111
Revenue from sale of handsets	1,570	2,755	5,136	4,665

Total revenues	60,471	30,662	159,393	47,776
COSTS AND EXPENSES:
Cost of service and operations (exclusive of depreciation as shown separately below)	37,468	18,358	103,511	34,913
Cost of products sold	7,778	7,693	23,688	12,638
Selling and marketing	16,492	13,133	42,345	23,498
General and administrative expenses excluding non-cash compensation charges	6,751	4,217	19,317	10,176
Non-cash compensation expense	95	95	284	293
Depreciation and amortization	13,946	7,905	37,678	14,280

Total costs and expenses	82,530	51,401	226,823	95,798

OPERATING LOSS	(22,059)	(20,739)	(67,430)	(48,022)
INTEREST INCOME	396	1,672	1,365	8,194
INTEREST EXPENSE	(11,855)	(10,254)	(34,137)	(27,647)
OTHER INCOME (EXPENSE)	140	(247)	214	(247)

LOSS BEFORE INCOME TAXES	(33,378)	(29,568)	(99,988)	(67,722)
INCOME TAX BENEFIT	2,896	—	8,687	—

NET LOSS	$(30,482)	$(29,568)	$(91,301)	$(67,722)

BASIC AND FULLY DILUTED NET LOSS PER SHARE OF COMMON STOCK	$(0.38)	$(0.40)	$(1.13)	$(1.01)

BASIC AND FULLY DILUTED WEIGHTED-AVERAGE OUTSTANDING COMMON SHARES	81,222	73,273	81,152	66,980

UbiquiTel Inc. and Subsidiaries
Reconciliation of Reported Net Loss to Pro Forma Net Loss
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30, 2001		Nine Months Ended September 30, 2001
REPORTED NET LOSS	$(29,568)		(67,722)
VIA Wireless net loss	(7,342)	(A)	(18,975)	(E)
Depreciation and amortization	(1,168)	(B)	(5,839)	(F)
Interest expense	2,118	(C)	7,691	(G)

Pro forma net loss	$(35,960)		$(84,845)

BASIC AND FULLY DILUTED NET LOSS PER SHARE OF COMMON STOCK	$(0.44)		$(1.05)

BASIC AND FULLY DILUTED WEIGHTED-AVERAGE OUTSTANDING COMMON SHARES	81,116	(D)	80,497	(D)

(A)
Represents historical net loss for VIA Wireless for the period from July 1, 2001 through August 12, 2001.

(B)
Represents $288 in amortization expense of customer lists and $880 in amortization expense of goodwill and rights under the Sprint PCS management agreement which UbiquiTel would have recorded had the acquisition occurred on January 1, 2001.

(C)
Represents elimination of $2,118 of interest on loans that VIA Wireless owed to the Rural Telephone Finance Cooperative ("RTFC") and to the Federal Communications Commission ("FCC") that were repaid in connection with the VIA Wireless acquisition in August 2001, plus interest associated with VIA Wireless member loans that were converted to equity. Assuming the acquisition closed on January 1, 2001, UbiquiTel would have paid the amount that VIA Wireless owed to the RTFC and the FCC on January 1, 2001.

(D)
Assumes that the 16,400 shares of UbiquiTel Inc. common stock that were issued to the shareholders of the members of VIA Wireless and certain employees of VIA Wireless on August 13, 2001 were issued on January 1, 2001.

(E)
Represents historical net loss for VIA Wireless for the period from January 1, 2001 through August 12, 2001.

(F)
Represents $1,438 in amortization expense of customer lists and $4,401 in amortization expense of goodwill and rights under the Sprint PCS management agreement which UbiquiTel would have recorded had the acquisition occurred on January 1, 2001.

(G)
Represents elimination of $8,441 of interest on loans that VIA Wireless owed to the RTFC and the FCC that were repaid in connection with the VIA Wireless acquisition in August 2001, plus interest associated with VIA Wireless member loans that were converted to equity, offset by $750 of interest expense that UbiquiTel would have incurred as a result of $50,000 of additional debt incurred in connection with the acquisition. Assuming the acquisition closed on January 1, 2001, UbiquiTel would have paid the amount that VIA Wireless owed to the RTFC and the FCC on January 1, 2001.

UbiquiTel Inc. and Subsidiaries
Computation of EBITDA and Pre-Marketing EBITDA
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Operating loss	$(22,059)	$(20,739)	$(67,430)	$(48,022)
Depreciation and amortization	13,946	7,905	37,678	14,280
Non-cash compensation expense	95	95	284	293

EBITDA loss	$(8,018)	$(12,739)	$(29,468)	$(33,449)

Operating loss	$(22,059)	$(20,739)	$(67,430)	$(48,022)
Depreciation and amortization	13,946	7,905	37,678	14,280
Non-cash compensation expense	95	95	284	293
Selling and marketing	16,492	13,133	42,345	23,498
Cost of products sold	7,778	7,693	23,688	12,638
Revenue from sale of handsets	(1,570)	(2,755)	(5,136)	(4,665)

Pre-marketing EBITDA income (loss)	$14,682	$5,332	$31,429	$(1,978)

UbiquiTel Inc. and Subsidiaries
Restated Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31, 2002
	As Originally Reported	As Restated
REVENUES:
Service revenues	$43,550	$43,550
Revenue from sale of handsets	2,053	2,053

Total revenues	45,603	45,603
COSTS AND EXPENSES:
Cost of service and operations (exclusive of depreciation as shown separately below)	29,637	29,637
Cost of products sold	8,763	8,763
Selling and marketing	12,820	12,820
General and administrative expenses excluding non-cash compensation charges	6,068	6,068
Non-cash compensation expense	94	94
Depreciation and amortization	10,356	10,356

Total costs and expenses	67,738	67,738

OPERATING LOSS	(22,135)	(22,135)
INTEREST INCOME	471	471
INTEREST EXPENSE	(10,911)	(10,911)

LOSS BEFORE INCOME TAXES	(32,575)	(32,575)
INCOME TAX BENEFIT	—	2,830

NET LOSS	$(32,575)	$(29,745)

BASIC AND FULLY DILUTED NET LOSS PER SHARE OF COMMON STOCK	$(0.40)	$(0.37)

BASIC AND FULLY DILUTED WEIGHTED-AVERAGE OUTSTANDING COMMON SHARES	81,116	81,116

UbiquiTel Inc. and Subsidiaries
Restated Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30, 2002		Six Months Ended June 30, 2002
	As Originally Reported	As Restated	As Originally Reported	As Restated
REVENUES:
Service revenues	$51,806	$51,806	$95,356	$95,356
Revenue from sale of handsets	1,513	1,513	3,566	3,566

Total revenues	53,319	53,319	98,922	98,922
COSTS AND EXPENSES:
Cost of service and operations (exclusive of depreciation as shown separately below)	36,405	36,405	66,042	66,042
Cost of products sold	7,147	7,147	15,910	15,910
Selling and marketing	13,033	13,033	25,853	25,853
General and administrative expenses excluding non-cash compensation charges	6,498	6,498	12,566	12,566
Non-cash compensation expense	95	95	189	189
Depreciation and amortization	13,376	13,376	23,732	23,732

Total costs and expenses	76,554	76,554	144,292	144,292

OPERATING LOSS	(23,235)	(23,235)	(45,370)	(45,370)
INTEREST INCOME	498	498	969	969
INTEREST EXPENSE	(11,371)	(11,371)	(22,282)	(22,282)
OTHER INCOME	74	74	74	74

LOSS BEFORE INCOME TAXES	(34,034)	(34,034)	(66,609)	(66,609)
INCOME TAX BENEFIT	—	2,961	—	5,791

NET LOSS	$(34,034)	$(31,073)	$(66,609)	$(60,818)

BASIC AND FULLY DILUTED NET LOSS PER SHARE OF COMMON STOCK	$(0.42)	$(0.38)	$(0.82)	$(0.75)

BASIC AND FULLY DILUTED WEIGHTED-AVERAGE OUTSTANDING COMMON SHARES	81,116	81,116	81,116	81,116

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.
Date: October 31, 2002
	By:	/s/ JAMES J. VOLK James J. Volk Chief Financial Officer

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UBIQUITEL ANNOUNCES THIRD QUARTER 2002 RESULTS; ADDS 18,800 NET SUBSCRIBERS AND REVENUES OF $60.5 MILLION
Financial Tables Follow
UbiquiTel Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited) (In thousands, except per share data)
UbiquiTel Inc. and Subsidiaries Consolidated Statements of Operations (Unaudited) (In thousands, except per share data)
UbiquiTel Inc. and Subsidiaries Reconciliation of Reported Net Loss to Pro Forma Net Loss (Unaudited) (In thousands, except per share data)
UbiquiTel Inc. and Subsidiaries Computation of EBITDA and Pre-Marketing EBITDA (Unaudited) (In thousands)
UbiquiTel Inc. and Subsidiaries Restated Consolidated Statement of Operations (Unaudited) (In thousands, except per share data)
UbiquiTel Inc. and Subsidiaries Restated Consolidated Statements of Operations (Unaudited) (In thousands, except per share data)
SIGNATURES